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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                   TYLAN GENERAL ACQUISITION SUBSIDIARY, INC.

         The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

   The name of this corporation is TYLAN GENERAL ACQUISITION SUBSIDIARY, INC.

                                       II.

         The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is National Registered Agents, Inc.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

         The corporation is authorized to issue only one class of stock, to be designated "Common Stock." The total number of shares of Common Stock presently authorized is ten thousand (10,000), each having a par value of one-tenth of one cent ($.001).

                                       V.

         The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                                       VI.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, both before and after receipt of any payment for any of the corporation's capital stock, to adopt, amend, repeal or otherwise alter the By-laws of the corporation without any action on the part of the stockholders; provided, however, that the grant
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of such power to the Board of Directors shall not divest the stockholders of nor limit their power to adopt, amend, repeal or otherwise alter the By-laws.

                                      VII.

         Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

                                      VIII.

         A director of the corporation shall, to the full extent permitted by the Delaware General Corporation Law, as it now exists or as it may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                       IX.

         The corporation reserves the right to adopt, repeal, rescind or amend in any respect any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                       X.

         The name and the mailing address of the Sole Incorporator is as follows:

                  NAME                        MAILING ADDRESS

                  Jane K. Adams               Cooley Godward Castro
                                                Huddleson & Tatum
                                              4365 Executive Drive, Suite 1100
                                              San Diego, California  92121


         IN WITNESS WHEREOF, this Certificate has been subscribed this 19th day of February, 1996 by the undersigned who affirms that the statements made herein are true and correct.


                                         /s/  Jane K. Adams
                                         ------------------------------
                                         Jane K. Adams
                                         Sole Incorporator